PROMISSORY NOTE



                                           $3,800,000.00
                                           October 31, 1996
                                           Medford, Oregon



     FOR VALUE RECEIVED, the undersigned, POPLAR SQUARE AIP III, L.P., A SOUTH CAROLINA LIMITED PARTNERSHIP("Borrower"), jointly and severally, if more than one, promises to pay to the order of UNION CAPITAL INVESTMENTS, LLC, a Georgia limited liability company ("Lender"), at the office of Lender at 5901-A Peachtree Dunwoody Road, Suite 220, Atlanta, Georgia 30328, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Three Million Eight Hundred Thousand and NO/100 DOLLARS ($3,800,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of 9.2% per annum (the "Note Rate"), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.


                       ARTICLE I - TERMS AND CONDITIONS

     1.01 Payment of Principal and Interest. Said interest shall be computed hereunder based on a 360-day year and based on twelve (12) 30-day months for each full calendar month and on the actual number of days elapsed for any partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business. Such principal and interest shall be payable in equal consecutive monthly installments of $32,411.50 each, beginning on the date that is (x) the first day of the second full calendar month following the date of this Note or (y) on the first day of the first full calendar month following the date hereof in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month, and continuing on the first day of each and every month thereafter through and including November 1, 2006 (the "Maturity Date"), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full. Each such monthly installment shall be applied first to the payment of accrued interest and then to reduction of principal. If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the foregoing interest rate for a period from the date hereof through and including the first day of the next succeeding calendar month.

     1.02  Prepayment.

        (a) This Note may be prepaid in whole but not in part (except as otherwise specifically provided herein) at any time after the date of the 24th monthly installment of principal and interest due hereunder (the "Lockout Expiration Date"), provided (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is received on the first day of a calendar month (or, if such prepayment is not received on the first day of a calendar month, interest is paid through the last day of said calendar month) and is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents, and (iii) if such prepayment occurs on or prior to the date of the 114th monthly installment of principal and interest due hereunder (the "Yield Maintenance Expiration Date), Lender is paid a prepayment fee as set forth in this Section 1.02. In the event that such prepayment occurs on or prior to the date of the 48th monthly installment of principal and interest due hereunder, Lender must be paid a prepayment fee equal to the greater of (A) five percent (5%) of the principal amount being prepaid, and (B) "Yield Maintenance" (as hereunder defined), and if such prepayment occurs after the 48th monthly installment of principal and interest due hereunder but on or prior to the date of the 114th monthly installment of principal and interest due hereunder, Lender must be paid a prepayment fee equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid, and (B), "Yield Maintenance" (as hereunder defined). For purposes of this Note, the term "Yield Maintenance" shall mean the positive excess of (i) the present value ("PV") of all future installments of principal and interest due under this
Note including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this Note, and (b) fifty (50) basis points, over (ii) the principal amount of this Note outstanding immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = prepayment fee]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of
1/200 of  1% or above rounded upward).   In the event that any prepayment fee is
due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the prepayment fee. No prepayment fee or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by the Note made on or after the Yield Maintenance Expiration Date, or upon prepayment resulting from application of insurance or condemnation proceeds as provided in the Security Instrument at any time during the loan term. With regard to any prepayment made hereunder (whether prior to or after the Yield Maintenance Expiration Date), if the prior written notice required in (i) above has not been received by Lender, the prepayment fee shall be increased by an amount equal to the lesser of (i) thirty (30) days' unearned interest computed on the outstanding principal balance of this Note so prepaid and (ii) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

        (b) Partial prepayments of this Note shall not be permitted, except partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence. No principal amount repaid may be reborrowed. Partial payments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.01 above.

        (c) Except as otherwise expressly provided in Section 1.02(b) above, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this
Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. Borrower acknowledges that, in establishing the Note Rate, Lender has assumed and taken into account the fact that the loan evidenced hereby will not be prepaid (other than at the times, and on the terms, herein provided) and that there will be no prohibited transfer of the Security Property or any other event which would cause Lender to accelerate the Maturity Date.
The following provisions relating to Borrower's payment of a premium in the event of an acceleration are intended to compensate Lender in the event that this assumption proves to be incorrect. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. If, prior to the Lockout Expiration Date, Lender exercises its option to declare the entire unpaid principal balance due and payable and/or causes to be recorded a notice of default in accordance with any applicable statute or law following the occurrence of a default, there shall be due and payable in the absence of reinstatement in accordance with any applicable statute or law, in addition to the unpaid principal balance and accrued interest and any other sums due hereunder or under any of the other Loan Documents, a prepayment fee computed as provided in Section 1.02(a) above plus an additional prepayment fee of one percent (1%) of the principal balance of this Note.

                                             /s/ R.L.
                                             PLEASE INITIAL

        1.03 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Security Instrument") from Borrower, as trustor, to ____________ Title Insurance Company of ___________, as trustee, in favor of Lender, as beneficiary, dated on or about the date hereof, concerning property located in Jackson County, Oregon. The Security Instrument together with this Note and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be recorded on or about the date hereof in the appropriate public records.

        1.04 Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within five (5) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. In the event that any payment is not received by Lender on the date when due (subject to the applicable grace period), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to four percent (4.0%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased rate of interest may not be collected under applicable law, then simple interest at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine
Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorney's fees.

        1.05 Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor and any rents and leases assigned to Lender, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the "Security Property") and any interest of Lender as assignee under any assignment of rents and/or leases; (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and exercise of power of sale and/or other rights granted under the Security Instrument and the exercise of any rights set forth in the Security Instrument or any other instrument given to secure this Note, or in any assignment of rents and leases contained in the Security Instrument or in any separate instrument affecting the Security Property and given in connection with this Note, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property except with respect to the liability described below in this section; and (iii) in the event of a foreclosure or enforcement of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (a) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender; (b) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender; (c) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement; (d) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one month in advance; (e) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after any notice of default from Lender hereunder or under the Loan Documents in the event of any default by Borrower hereunder or thereunder which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Lender; (f) for damage to all or any portion of the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers or general partners, or any agent or employee of any such persons, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such damage or removal; (g) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;
(h) for all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations; and (i) for fraud or material misrepresentation by Borrower or any of its principals, officers, or general partners, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower, any principal, officer or partner of Borrower, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (i) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property; or (ii) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section; or (iii) limit or impair in any way whatsoever the Hazardous Substances Indemnity Agreement or the Indemnity and Guaranty Agreement, both of which are of even date and executed and delivered in connection with the indebtedness evidenced by this Note, or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to either of such Agreements.


                       ARTICLE II - GENERAL CONDITIONS

        2.01 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or under any other Loan Document or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. Borrower consents to any extension of time for the payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for this obligation. No extension of the time for the payment of this Note or any installment due hereunder or release of any party, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        2.02 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents. In addition, Borrower waives any rights it may have under California Civil Code Sections 2819 and 2822 or any comparable laws of the state in which the Property is located.

        2.03 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now or existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.03 will control all agreements between Borrower and Lender.

        2.04 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

        2.05 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or set off. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

        2.06 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State of Oregon. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

        2.07 Whether or not suit or action is instituted to enforce any of the terms of this Note, Lender shall be entitled to recover its attorneys' fees and costs. In the event suit is instituted or bankruptcy proceedings occur, the prevailing party shall be entitled to recover its attorneys' fees and costs in such proceedings, at trial, on any appeal, and on any petition for review, in addition to all other sums provided by law. Even though other provisions in this Note may refer to recovery of attorneys' fees and costs, this Section shall also apply to every instance in which suit or action is instituted or bankruptcy proceedings occur.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                 POPLAR SQUARE AIP III, L.P., a South Carolina limited partnership

                              By:POPLAR SQUARE GP LIMITED PARTNERSHIP,  a South
                                 Carolina limited partnership and sole general partner of Poplar Square AIP III, L.P.

                              By:GP SERVICES IX, INC., a South Carolina
                                 corporation and sole general partner of Poplar Square GP Limited Partnership


                                    By:  /s/ Robert D. Long, Jr.
                                    Name:  Robert D. Long, Jr.
                                    Title: Vice President